SUB-ITEM 77Q1(e)


INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL MANAGED TRUST
    AGREEMENT made this	12	day of March , 2014,
between SEI Investments Management Corporation,
(the Adviser) and Artisan Partners Limited
Partnership (the Sub-Adviser).

    WHEREAS, SEI Institutional Managed Trust, a
Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

    WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994 (the Advisory Agreement) with the Trust, pursuant to which the Adviser will act as investment adviser to the Small Cap Value Fund
(the Portfolio), which is a series of the Trust;
and

    WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

NOW, THEREFORE, the parties hereto agree as follows:

1.	DUTIES OF THE SUB-ADVISER. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Portfolio entrusted to it hereunder (the Assets), including the purchase, retention and disposition of the Assets, in accordance with the Portfolios investment objectives, policies and restrictions as stated in the Portfolios prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the
Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, in consultation
with and subject to the direction of the Adviser, determine from time to time what
Assets will be purchased, retained or
sold by the Portfolio, and what portion
of the Assets will be invested or held
uninvested in cash.

(b)	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall act in conformity with the Trusts Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940
Act, the Internal Revenue Code of 1986,
and all other applicable federal and
state laws and regulations, as each is
amended from time to time.

(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by the
Portfolio as provided in subparagraph
(a) and will place orders with or
through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolios registration Statement (as defmed herein) and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing
Portfolio transactions and selecting
brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-
Adviser shall consider all factors that
it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular
transaction, the Sub-Adviser may also
consider the brokerage and research
services provided (as those terms are
defmed in Section 28(e) of the Securities
Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to the Portfolio. Inaddition, the Sub-
Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-
Adviser or the Trusf s principal
underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified frrms. Inno instance, however, will the Portfolios
Assets be purchased from or sold to the
Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (SEC) and the 1940 Act.

(d)	The Sub-Adviser shall maintain all books and
records with respect to transactions
involving the Assets required by
subparagraphs (b)(5), (6), (7), (9), (10)
and (11) and paragraph (f) of Rule 3la-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-
Advisers services under this Agreement
needed by the Adviser to keep the other
books and records of the Portfolio required by Rule 3la-l under the 1940 Act. The Sub-
Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub
Adviser agrees that all records that it
maintains on behalf of the Portfolio are property of the Portfolio and the Sub-
Adviser will surrender promptly to the
Portfolio any of such records upon the
Portfolios request; provided, however, that the Sub-Adviser may retain a copy of such records. Inaddition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule
3 la-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, ifthere is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide the
Portfolios custodian on each business day with information relating to all transactions concerning the Portfolios
Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)		The investment management services provided
by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-
Adviser shall be free to render similar
services to


others, as long as such services do not
impair the services rendered to the
Adviser or the Trust.

(g)	The Sub-Adviser shall promptly notify the
Adviser of any financial condition that
is likely to impair the Sub-Advisers
ability to fulfill its commitment under
this Agreement.

(h)	(i) Except under the circumstances set
forth in subsection (ii), the Sub-
Adviser shall not be responsible for
reviewing proxy solicitation materials
or voting and handling proxies in
relation to the securities held as
Assets in the Portfolio. The Sub-
Adviser shall instruct the custodian
and other parties providing services to
the Portfolio to promptly forward
misdirected proxies to the Adviser.

(ii) The Sub-Adviser hereby agrees that
upon 60 days written notice from the
Adviser, the Sub-Adviser shall assume
responsibility for reviewing proxy
solicitation materials and voting
proxies in relation to the securities
held as Assets in the Portfolio. As of
the time as the Sub-Adviser shall
assume such responsibilities with
respect to proxies under this sub
section (ii), the Adviser shall
instruct the custodian and other
parties providing services to the
Portfolio to promptly forward
misdirected proxies to the Sub-Adviser.

(i) In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to the Portfolio or a
sub-adviser to a portfolio that is under common control with the Portfolio concerning the Assets, except as permitted by the policies and procedures of the Portfolio. The Sub-Adviser shall not provide investment advice to any assets of the Portfolio other than the Assets.

2.	DUTIES OF TIIE ADVISER. The Adviser shall
continue to have responsibility for all
services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub Adviser of responsibility for compliance with the Trusts Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	DELIVERY OF DOCUMENTS. The Adviser has
furnished the Sub-Adviser with copies
properly certified or authenticated of each of the following documents:

(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of
State of the Commonwealth of
Massachusetts (such Agreement and
Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws,
as in effect on the date of this
Agreement and as amended from time
to time, are herein called the By-
Laws);

(c)	Prospectus( es) of the Portfolio.

4.	COMPENSATION TO TIIE SUB-ADVISER. For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation
(including any then current SEC staff
interpretation}, the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	INDEMNIFICATION. The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) howsoever arising from or in connection with the performance of the Sub Advisers obligations under this Agreement; provided, however, that the Sub-Advisers obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	DURATION AND TERMINATION. This Agreement shall
become effective upon its approval by the
Trusts Board of Trustees and by the vote of a
majority of the outstanding voting securities
of the Portfolio; provided, however, that at
any time the Adviser shall have obtained
Exemptive relief from the Securities and
Exchange Commission permitting it to engage a
Sub-Adviser without first obtaining approval
of the Agreement from a majority of the
outstanding voting securities of the
Portfolio(s)	involved, the Agreement shall
become effective upon its approval by the Trusts Board of Trustees. Any Sub-Adviser so selected and approved shall be without the protection accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940 Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisers agreement with the Trust. As used in this Section 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	GOVERNING LAW. This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict oflaw principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

8.	SEVERABILITY. Should any part of this
Agreement be held invalid by a court
decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9.	NOTICE: Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


To the Adviser at:
SEI Investments Management Corporation
One Freedom Valley Road Oaks, PA
19456
Attention: Legal Department

To the Sub-Adviser at:
Artisan Partners Limited Partnership
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Attention: General Counsel


IO.	ENTIRE AGREEMENT. This Agreement embodies
the entire agreement and understanding
between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

Where the effect of a requirement of the 1940
Act reflected in any provision of this
Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to he executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Artisan
Partners Limited Partnership

By:
___/s/ Aaron C. Buser____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Aaron C. Buser_____________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Sarah A. Johnson_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Sarah A. Johnson______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President and Secretary
_

Title:
____President
_________________



?
SCHEDULE A TO THE
SUB-ADVISORY AGREEMENT
BETWEEN
SEI INVESTMENTS MANAGEMENT CORPORATION
AND
ARTISAN PARTNERS LIMITED PARTNERSHIP



Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:


[REDACTED]

SEI Investments Management Corporation
	Artisan Partners Limited Partnership
By:
___/s/ Aaron C. Buser____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Aaron C. Buser_____________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President____________________

Title:
____President
_________________


By:
___/s/ Sarah A. Johnson_____________

By:
____/s/ Ellen Needham_________________

Name:
___/s/ Sarah A. Johnson______________

Name:
____/s/ Ellen Needham_________________

Title:
___Vice President and Secretary
_

Title:
____President
_________________